EXHIBIT 5.2




                                                              October 18, 2004

Chase Manhattan Bank USA,
   National Association
White Clay Center Building 200
Route 273
Newark, Delaware 19801

                           Re: Registration Statement on Form S-3/A (Registration No. 118423)
                                    -------------------------
Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Chase Manhattan Bank USA, National Association, a national banking association (the "Bank"), in connection with the preparation, execution and filing by the Bank, on behalf of the Chase Credit Card Master Trust (the "Chase Master Trust"), the First USA Credit Card Master Trust (the "FUSA Master Trust") and the Chase Issuance Trust ("CHAIT"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (Registration No. 333-11843) (the "Registration Statement"), and Amendment No. 1 to the Registration Statement filed by the Bank under the Act, registering (i) notes (the "Notes") to be issued by CHAIT, (ii) an investor certificate of the FUSA Master Trust that has been issued by the FUSA Master Trust (the "FUSA Collateral Certificate") and deposited in CHAIT pursuant to the Amended and Restated Transfer and Servicing Agreement (the "Transfer and Servicing Agreement"), dated as of October 15, 2004, by and among the Bank, CHAIT and Wells Fargo Bank, National Association ("Wells Fargo"), as indenture trustee (the "Indenture Trustee") and collateral agent and (iii) an investor certificate of the Chase Master Trust that will be issued by the Chase Master Trust (the "Chase Collateral Certificate" and together with the FUSA Collateral Certificate, the "Collateral Certificates") and deposited in CHAIT pursuant to the Transfer and Servicing Agreement.

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Chase Manhattan Bank USA, National Association
October 18, 2004
Page 2 of 5

                  This opinion is being delivered pursuant to Item 601(b)(5) of Regulation S-K of the Securities Act.

                  In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Bank and its officers and other representatives and of public officials, including the facts and conclusions set forth therein.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a)  the Articles of Association of the Bank, as currently in effect;

         (b)  the By-Laws of the Bank, as currently in effect;

         (c) the Registration Statement and Amendment No. 1 to the Registration Statement;

         (d) the Amended and Restated Pooling and Servicing Agreement, dated as of October 15, 2004, by and between Bank One, Delaware, National Association, as transferor and servicer, and The Bank of New York (Delaware), as trustee (the "FUSA Master Trust Trustee"), as assumed by the Bank pursuant to the Assumption Agreement (the "Assumption Agreement"), dated as of October 1, 2004 (as so assumed, the "FUSA Pooling and Servicing Agreement");

         (e) the Amended and Restated Series 2002-CC Supplement to the Pooling and Servicing Agreement, dated as of October 15, 2004, by and between the Bank, as transferor and servicer, and the FUSA Master Trust Trustee (the "FUSA Collateral Supplement");

         (f) the Third Amended and Restated Pooling and Servicing Agreement (the "Chase Pooling and Servicing Agreement"), dated as of November 15, 1999, as amended by the First Amendment thereto
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Chase Manhattan Bank USA, National Association
October 18, 2004
Page 3 of 5


              dated as of March 31, 2001, the Second Amendment thereto dated as of March 1, 2002, the Third Amendment thereto, dated as of July 15, 2004, and the Fourth Amendment thereto, dated as of October 15, 2004, each by and between the Bank, as transferor and servicer, and The Bank of New York, as trustee (the "Chase Master Trust Trustee");

         (g) the form of the Series 2004-CC Supplement to the Chase Pooling and Servicing Agreement, substantially in the form filed as
              Exhibit 4.12 to the Registration Statement, to be entered into by and between the Bank, as transferor and servicer, and the Chase Master Trust Trustee (the "Chase Collateral Supplement");

         (h)  the Transfer and Servicing Agreement;

         (i) the Amended and Restated Indenture (the "Master Indenture"), dated as of October 15, 2004, by and between CHAIT, as issuer, and Wells Fargo, as indenture trustee (the "Indenture Trustee");

         (j) the Amended and Restated Asset Pool One Supplement to the Indenture (the "Asset Pool One Supplement"), dated as of October 15, 2004, by and between CHAIT, as issuer, and Wells Fargo, as indenture trustee and as collateral agent;

         (k) the Amended and Restated CHASEseries Indenture Supplement to the Indenture, dated as of October 15, 2004, by and between CHAIT as issuer, and Wells Fargo, as indenture trustee and as collateral agent (the "CHASEseries Supplement" and, collectively with the Master Indenture and the Asset Pool One Supplement, the "Indenture");

         (l) a form of terms document for each class of Notes, substantially in the forms filed as Exhibit 4.18 (pertaining to Class A Notes),
              4.19 (pertaining to Class B Notes) and 4.20 (pertaining to Class C Notes), respectively, to the Registration Statement, by and between CHAIT and the Indenture Trustee (collectively, the "Terms Documents"); and

         (m) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

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Chase Manhattan Bank USA, National Association
October 18, 2004
Page 4 of 5


Items (d) to (k) above are referred to collectively as the "Transaction Documents." Capitalized terms used but not defined in this opinion have the same meaning as set forth in the Indenture. "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

                  We express no opinion as to the laws of any jurisdiction other than the Applicable Laws of the State of Delaware and the Applicable Laws of the United States of America.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The FUSA Collateral Certificate has been duly authorized, executed, delivered and issued in accordance with the FUSA Pooling and Servicing Agreement as supplemented by the FUSA Collateral Supplement and is validly issued, fully paid and non-assessable and entitled to the benefits provided by the FUSA Pooling and Servicing Agreement as supplemented by the FUSA Collateral Supplement.

2. When the Chase Collateral Certificate has been duly authorized, executed and delivered and is issued in accordance with the Chase Pooling and Servicing Agreement as supplemented by the Chase Collateral Supplement, the Chase Collateral Certificated will be validly issued, fully paid and non-assessable and entitled to the benefits provided by the Chase Pooling and Servicing Agreement as supplemented by the Chase Collateral Supplement

3. When the Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable Terms Document, such Notes will constitute valid and binding obligations of CHAIT enforceable against CHAIT in accordance with their terms.

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Chase Manhattan Bank USA, National Association
October 18, 2004
Page 5 of 5


                  Our opinions above are subject to the qualification that enforcement of the Notes may be limited by the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, or other laws, regulations and administrative orders affecting the rights of creditors of a national banking association and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                  Our opinion may be relied upon by Simpson Thacher & Bartlett LLP in rendering the opinion filed as Exhibit 5.1 to the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Registration Statement.

                                                     Very truly yours,



                                                     /s/ SKADDEN, ARPS, SLATE,
                                                     MEAGHER & FLOM LLP